Exhibit 13.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of James Hardie Industries plc (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•
the Annual Report on Form 20-F for the fiscal year ended 31 March 2019, as amended by Amendment No. 1, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: 8 August 2019

/s/ Jack Truong
Jack Truong Chief Executive Officer

/s/ Matthew Marsh
Matthew Marsh Chief Financial Officer

*
The foregoing certification is being furnished as an exhibit pursuant to the rules of Form 20-F and Section 906 of the Sarbanes-Oxley Act of 2002 and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Form 20-F and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Form 20-F, irrespective of any general incorporation language contained in such filing).